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                                                                     EXHIBIT 2.1


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                               MIRACOM CORPORATION

         The undersigned, Miracom Corporation, a Nevada corporation (the "Corporation"), for the purpose of amending and restating the Articles of Incorporation of the Corporation, in accordance with the provisions of Nevada Revised Statutes, Title 17, Chapter 78, as from time to time amended (the "Nevada General Corporation Law"), does hereby make and execute these Amended and Restated Articles of Incorporation and does hereby certify that:

         1. The name of the Corporation is Miracom Corporation. Its original Articles of Incorporation were filed with the Secretary of State of Nevada on September 13, 1995 under the name I.E.L.S., Inc. and an amendment thereto was filed on September 29, 1998 changing the name of the Corporation to "Miracom Corporation."

         2. Upon a proposal recommended and submitted to the majority stockholders of the Corporation by the Corporation's directors pursuant to
Section 78.315 of the Nevada General Corporation Law, resolutions setting forth the within Amended and Restated Articles of Incorporation of this Corporation were duly adopted by majority vote of the stockholders of the Corporation by written consent, in accordance with Section 78.320 of the Nevada General Corporation Law.

         3. The Amended and Restated Articles of Incorporation of the Corporation submitted and recommended by the Corporation's directors and approved by the majority stockholders of the Corporation read as follows:

                                 ARTICLE 1. NAME

         The name of this corporation is Miracom Corporation.

                          ARTICLE 2. REGISTERED OFFICE

         The address of the registered office of the Corporation in Nevada is 3675 Pecos McLeod, Suite 1400, Las Vegas, Nevada 89109, and the name of its registered agent at such address is Incorp Services, Inc.




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                               ARTICLE 3. PURPOSE

         The purpose for which this Corporation is organized in the transaction of any and all lawful activities for which a corporation may be organized under the laws of the State of Nevada, as the same may be amended from time to time.

                               ARTICLE 4. DURATION

         This Corporation is to have perpetual existence.

                          ARTICLE 5. AUTHORIZED SHARES

         The aggregate number of shares which this Corporation shall have authority to issue is 60,000,000 shares of capital stock consisting of 50,000,000 common shares with a par value of $0.001 per share, which shall be known as "Common Stock," and 10,000,000 preferred shares with a par value of $0.001 per share, which shall be known as "Preferred Stock." The capital stock, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the Corporation.

         A. Common Stock. The holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of earnings or surplus legally available therefor, dividends payable either in cash, in property, or in shares of the capital stock of the corporation. Each holder of record of the Common Stock shall have one vote for each share of Common Stock standing in such holder's name on the books of the corporation and entitled to vote. The Common Stock shall have no special powers, preferences, or rights, or qualifications, limitations, or restrictions thereof.

         B. Preferred Stock. Authority is hereby vested in the Board of Directors of the Corporation to provide from time to time for the issuance of Preferred Stock in one or more classes or series and in connection therewith to fix by resolution providing for the issue of such classes or series, the number of shares to be included and describing the voting rights, if any, designations, powers, preferences, and relative participating, optional or other special rights and the qualifications, limitations, and restrictions of such classes or series, including, without limitation, rights of redemption or conversion into Common Stock, to the fullest extent now or hereafter permitted by the Nevada General Corporation Law.

         Shares of any class or series of Preferred Stock that shall be issued and thereafter acquired by the Corporation through purchase, redemption (whether through the operation of a sinking fund or otherwise), conversion, exchange, or otherwise, shall, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of such class or series or as part of any other class or series of Preferred Stock. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any class or series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and





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appropriate filing and recording to the extent required by law. In case the number of shares of any such class or series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued shares of Preferred Stock, undesignated as to class or series.

                                ARTICLE 6. BYLAWS

         The Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation subject to the power of the stockholders to adopt, amend, or repeal such Bylaws.

                           ARTICLE 7. INDEMNIFICATION

         A. To the fullest extent permitted by the laws of the State of Nevada, as the same exist or may hereinafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that nothing contained herein shall eliminate or limit the liability of a director or officer of the Corporation to the extent provided by applicable laws (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law or (ii) for authorizing the payment of dividends in violation of Section 78.300 of the Nevada General Corporation Law. The limitation of liability provided herein shall continue after a director or officer has ceased to occupy such position as to acts or omissions occurring during such director's or officer's term or terms of office. No repeal, amendment or modification of this Article 7, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director or officer of the Corporation occurring prior to such repeal, amendment or modification.

         B. Except as may otherwise be specifically provided in these Articles of Incorporation, no provision of these Articles of Incorporation is intended by the Corporation to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the Nevada General Corporation Law upon the Corporation, upon its stockholders, bondholders and security holders, and upon its directors, officers and other corporate personnel, including, in particular, the power of the Corporation to furnish indemnification to directors and officers in the capacities defined and prescribed by the Nevada General Corporation Law and the defined and prescribed rights of said persons to indemnification as the same are conferred under the Nevada General Corporation Law. The Corporation shall, to the fullest extent permitted by the laws of the State of Nevada, including, but not limited to
Section 78.751 and Section 78.7502 of the Nevada General Corporation Law, as the same may be amended and supplemented, indemnify, defend and hold harmless any and all directors and officers of the Corporation and may, in the discretion of the board of directors, indemnify any and all other persons whom it shall have power to indemnify under said Sections or otherwise under Nevada law, from and against any and all of the expenses, claims, damages or liabilities or other matters referred to or covered by said Sections. The indemnification



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provisions contained in the Nevada General Corporation Law shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, resolution of stockholders or disinterested directors, or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent, both as to action in his official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.

                              ARTICLE 8. AMENDMENT

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Article of Incorporation, in the manner now or hereafter prescribed by statute or by these Article of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that notwithstanding anything to the contrary in these Articles of Incorporation to the contrary, the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of stock of this Corporation entitled to vote shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with Article 9.

         IN WITNESS WHEREOF, this Amended and Restated Articles of Incorporation is hereby executed on behalf of the corporation by the undersigned officers, this 12th day of November, 1999.


                                         MIRACOM CORPORATION



                                         By: /s/ Shawn D. Lucas
                                             -----------------------------------
                                                 Shawn D. Lucas, President

ATTEST:



By: /s/ Scott A. Anderson
    ---------------------------------
        Scott A. Anderson, Secretary


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